UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2009

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	00-000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Marathonos Ave., 15351 Athens, Greece
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code	30 210 603 4026

14 Rue Kleberg, CH-1201 Geneva, Switzerland
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of t he registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Loan Agreements

On January 12, 2009, we entered into a convertible loan agreement wherein an investor has agreed to loan our company $150,000. The loan is unsecured and convertible into units comprising shares of common stock and common share purchase warrants of our company. The loan bears interest at a rate of 0% and is to be paid in full one year from the advancement date. At any time until the loan is repaid, the lender may exercise its right to convert all or a portion of the total outstanding amount of the loan as of that date into units of our company at $2.25 per unit. Each unit consists of one share of common stock and one non-transferable share purchase warrant exercisable at $4.00 for a period of 12 months after the date of issue of the units. We intend to use the funds towards general working capital.

On February 2, 2009, we entered into a convertible loan agreement wherein an investor has agreed to loan our company $1,669,418. The loan is unsecured and convertible into units comprising shares of common stock and common share purchase warrants of our company. The loan bears interest at a rate of 0% and is to be paid in full one year from the advancement date. At any time until the loan is repaid, the lender may exercise its right to convert all or a portion of the total outstanding amount of the loan as of that date into units of our company at $2.25 per unit. Each unit consists of one share of common stock and one non-transferable share purchase warrant exercisable at $4.00 for a period of 12 months after the date of issue of the units. We intend to use the funds towards the payment of outstanding promissory notes.

On March 16, 2009, we entered into a convertible loan agreement wherein an investor has agreed to loan our company $100,000. The loan is unsecured and convertible into units comprising shares of common stock and common share purchase warrants of our company. The loan bears interest at a rate of 0% and is to be paid in full one year from the advancement date. At any time until the loan is repaid, the lender may exercise its right to convert all or a portion of the total outstanding amount of the loan as of that date into units of our company at $2.25 per unit. Each unit consists of one share of common stock and one non-transferable share purchase warrant exercisable at $4.00 for a period of 12 months after the date of issue of the units. We intend to use the funds towards the scale-up production of Anavex 2-73 for Alzheimer’s Phase 1 trials and general working capital.

Consulting Agreements

On January 13, 2009, we signed a consulting agreement with Dr. Mark A. Smith, whereby Dr. Smith agreed to provide our company with consulting services in the field of the advancement of drug candidates with the potential to provide disease-modifying treatments for certain neurological diseases. In consideration for Dr. Smith’s services, our company has agreed to pay to Dr. Smith a consulting fee consisting of $2,000 per month, $250 per speaking engagement made on behalf of our company and grant 50,000 stock options. The options may be exercised at $2.75 per option share until January 14, 2014. Half of the options will vest on signing of the agreement and half of the options will vest one year after the execution of the consulting agreement. There is no obligation to register the options. The agreement is for a period of one year and either party may terminate the agreement by providing the other party with 30 days written notice.

On March 2, 2009, we signed a consulting agreement with Tariq Arshad, whereby Mr. Arshad agrees to provide our company with consulting services to assist our company in identifying business opportunities and strategic development in the field of biotech. In consideration for Mr. Arshad’s services, our company has agreed to pay Mr. Arshad a consulting fee of 5,000 stock options. The options may be exercised at $2.50 per option share until March 2, 2014. The options are fully vested and there is no obligation to register the options. The agreement is for a period of one year and either party may terminate the agreement by providing the other party with 30 days written notice.

Private Placement Subscription Agreements

On March 6, 2009, we entered into private placement subscription agreements with five purchasers providing for the purchase of 89,148 units of our company at a price of $2.25 per unit. Each unit consists of one share of common stock and one non-transferable share purchase warrant exercisable at $4.00 for a period of 12 months. We intend to use the private placement funds towards research and development and general working capital.

On March 20, 2009, we entered into a private placement subscription agreement with one purchaser providing for the purchase of 10,800 units of our company at a price of $2.25 per unit. Each unit consists of one share of common stock and one non-transferable share purchase warrant exercisable at $4.00 for a period of 12 months. We intend to use the private placement funds towards research and development and general working capital.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Stock Options

On January 13, 2009, we granted stock options to one of our consultants to purchase 50,000 shares of our common stock. These options were granted pursuant to a consulting agreement and are exercisable at $2.75 per share until January 14, 2014. The options are subject to vesting provisions.

The investor is an accredited investor, and in issuing the securities we relied on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) of the Act and/or by Rule 506 of Regulation D promulgated thereunder.

On March 2, 2009, we granted stock options to one of our consultants to purchase 5,000 shares of our common stock. These options were granted pursuant to a consulting agreement and are exercisable at $2.50 per share until March 2, 2014. The options are fully vested.

We issued the securities to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

The stock options and underlying option shares have not been registered under the Securities Act of 1933, as amended.

Closing of Private Placement

On March 6, 2009, we issued 89,148 shares of common stock and 89,148 warrants to five investors in a non-brokered private placement, raising gross proceeds of $200,583. The offer and sale of these securities occurred outside of the United States.

On March 20, 2009, we issued 10,800 shares of common stock and 10,800 warrants to one investor in a non-brokered private placement, raising gross proceeds of $24,300. The offer and sale of these securities occurred outside of the United States.

We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

The securities issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933, as amended.

Issuance of Shares

On March 20, 2009 we issued 2,500 shares of common stock to two individuals as a deferral payment for services provided to our company. The shares were issued as a deferral payment for us to be able to defer payment of outstanding accounts.

The individuals are accredited investors, and in issuing the securities we relied on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) of the Act and/or by Rule 506 of Regulation D promulgated thereunder.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits
10.1	Form of Convertible Loan Agreement
10.2	Consulting Agreement with Tariq Arshad dated March 2, 2009
10.3	Consulting Agreement with Dr. Mark Smith dated January 13, 2009
10.4	Form of Subscription Agreement
10.5	Form of Warrant Certificate

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

Per:

/s/ Harvey Lalach
Harvey Lalach
President , Chief Financial Officer, and Secretary

Dated: April 3, 2009